Exhibit 24.1

POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, whose signature appears immediately below, constitutes and appoints John Marino the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4, including any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or the undersigned’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Executed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

	Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2011
Rudy E. Schupp

	Chairman of the Board	December 12, 2011
Warren S. Orlando

/s/ Paula Berliner	Director	December 12, 2011
Paula Berliner

/s/ Jeffery L. Carrier	Director	December 12, 2011
Jeffery L. Carrier

/s/ Ronald A. David	Director	December 12, 2011
Ronald A. David

	Director	December 12, 2011
James Evans

/s/ Arthur S. Loring	Director	December 12, 2011
Arthur S. Loring

/s/ Thomas E. Lynch	Director	December 12, 2011
Thomas E. Lynch

/s/ Carlos Morrison	Director	December 12, 2011
Carlos Morrison

/s/ Joseph W. Veccia, Jr.	Director	December 12, 2011
Joseph W. Veccia, Jr.